As filed with the Securities and Exchange Commission on March 31, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0852352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

515 South Flower Street, Sixth Floor

Los Angeles, California 90071

(213) 613-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Thomas

Chairman and Chief Executive Officer

515 South Flower Street, Sixth Floor

Los Angeles, California 90071

(213) 613-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Esme C. Smith, Esq.

Jones Day

555 South Flower Street

Fiftieth Floor

Los Angeles, California 90071

(213) 489-3939

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (2)		Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)		Amount of registration fee (2)
Common stock, par value $0.01 per share		(1)	—		(1)		(1)
Preferred stock, par value $0.01 per share		(1)	—		(1)		(1)
Warrants		(1)	—		(1)		(1)
Debt securities		(1)	—		(1)		(1)
Total	$150,000,000		—	$150,000,000		$16,050	(3)

(1)	Omitted pursuant to General Instruction 11(D) of form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	We are registering under this Registration Statement an indeterminate number of shares of common stock and preferred stock, principal amount of debt securities and number of warrants of the registrant with an aggregate initial offering price not to exceed $150,000,000. The securities registered hereunder are to be issued from time to time and at prices to be determined. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The securities registered hereunder also include (i) an indeterminate number of shares of common stock or preferred stock, number of warrants and principal amount of debt securities as may from time to time be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder, for which no separate consideration will be payable, and (ii) securities that may be purchased by underwriters to cover over-allotments, if any.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not sell any of the securities being registered until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 31, 2006

PROSPECTUS

$150,000,000

THOMAS PROPERTIES GROUP, INC.

COMMON STOCK, PREFERRED STOCK, WARRANTS AND DEBT SECURITIES

From time to time we may offer common stock, preferred stock, warrants and debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $150,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus.

Our common stock is traded on The Nasdaq National Market under the symbol “TPGI.” On March 30, 2006, the closing price was $13.90 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth the names of any agent or underwriters, and any applicable commissions or discounts.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement.

The date of this prospectus is March [    ], 2006.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information under the heading “Available Information” before investing in any of the securities offered.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

References in this prospectus to the terms “we,” “us” or “Thomas Properties Group” or other similar terms mean Thomas Properties Group, Inc., including our consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY

Thomas Properties Group, Inc.

Thomas Properties Group, Inc. is a full-service real estate operating company that owns, acquires, develops and manages office, retail and multifamily properties on a nationwide basis. We conduct our business through our operating partnership, of which we own 46.3% and control major decisions. We were incorporated in the State of Delaware on March 9, 2004. We have four primary areas of focus: property operations, property acquisitions, property development and redevelopment, and investment management. As of March 27, 2006, we own interests in and asset manage 14 operating properties with 8.2 million rentable square feet and provide asset and/or property management services on behalf of third parties for an additional five operating properties with 2.6 million rentable square feet. These owned and managed properties consist of office, mixed-use and residential space located in the West Coast, Southwest and Mid-Atlantic regions of the United States.

We have a substantial development pipeline, owning interests in land suitable for the development of approximately 5.3 million square feet of space. We developed and continue to manage the California Environmental Protection Agency (“CalEPA”) headquarters building in Sacramento, California. As of March 27, 2006, we had approximately 108 employees. Our executive management team is based in our Los Angeles and Philadelphia offices. None of our employees are currently represented by a labor union.

We maintain offices in Los Angeles, Newport Beach, Valencia, Sacramento, Dallas, Austin, Houston, San Antonio and Philadelphia. Our corporate headquarters are located at City National Plaza, 515 South Flower Street, Sixth Floor, Los Angeles, California 90071 and our phone number is (213) 613-1900. Our web site is www.tpgre.com; however, information contained on our website is not part of this prospectus.

The Offering

From time to time we may offer common stock, preferred stock, warrants and debt securities at an aggregate initial offering price not to exceed $150,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. The terms described in a prospectus supplement will include:

•	in the case of common stock, the offering price and number of shares;

•	in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, dividend rate, if any (which may be fixed or variable), time of payment, and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on future issuances, any listing on a securities exchange and any other terms of the preferred stock;

•	in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), exercise price, amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants; and

•	in the case of debt securities, the title, aggregate principal amount, denominations, maturity, rate, if any (which may be fixed or variable), time of payment of any interest, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such debt securities.

Certain persons participating in an offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with such offering. For a description of these activities, see “Plan of Distribution.”

FORWARD-LOOKING STATEMENTS

A number of the statements made or incorporated by reference in this prospectus are not historical or current facts, but deal with potential future circumstances and developments. These statements are intended as “Forward-Looking Statements” under the Private Securities Litigation Reform Act of 1995. In particular, statements pertaining to our capital resources, property portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and all our statements and discussions regarding anticipated growth from operations, EBITDA results and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We cannot guarantee that the transactions and events described will happen as described or that they will happen at all. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	our dependence on our relationship with The California State Teachers Retirement System (“CalSTRS”) and/or other joint venture parties, and restrictions on our ability to expand and diversify our revenue sources;

•	our lack of significant control in some of our joint ventures with third parties;

•	our reliance on revenue from significant tenants;

•	the impact of adverse economic or real estate developments in the three regional markets in which we are currently active;

•	failure to obtain any necessary third party financing;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates, tax rates, insurance and other operating costs;

•	the risk of default under our debt obligations;

•	potential losses that may not be covered by insurance and could result in our inability to repair damaged properties;

•	our reliance on key personnel, the loss of whom could impair our ability to operate our business successfully;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to successfully develop or manage properties;

•	lower market rents or increased vacancy rates;

•	the effect on us of tax legislation or other legislation relating to or affecting the ownership of our properties; and

•	environmental uncertainties and risks related to natural disasters.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods:

	The Company		Thomas Properties Group Predecessor
	Historical Consolidated Year Ended December 31, 2005 (1)	Historical Consolidated Period October 13 - December 31, 2004	Historical Combined Period January 1 - October 12, 2004	Historical Combined Year Ended December 31,
				2003	2002	2001
Ratio of earnings to fixed charges	1.82	0.77	0.87	0.92	0.78	0.68

Deficiency	N/A	1,349	2,409	1,712	4,849	7,212

(1)	Included in earnings is the gain on purchase of other secured loan of $25,776,000.

In computing the ratios above, earnings consist of net income (loss) from continuing operations for us and our consolidated subsidiaries plus distributed income from unconsolidated/uncombined real estate entities, but before equity in net loss (income) of unconsolidated/uncombined real estate entities, minority interests, taxes and fixed charges. Fixed charges consist of interest expense (including an estimate of the interest within rental expense), capitalized interest, amortization of deferred financing fees (whether expensed or capitalized) and amortization of discounts or premiums related to indebtedness. We have not issued any preferred stock shares. We have estimated for purposes of the above ratios interest within rental expense at one-third.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and our preferred stock is a summary. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. As of March 27, 2006, 14,407,465 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of our common stock vote together as a single class with holders of our limited voting stock on those matters upon which the holders of limited voting stock are entitled to vote. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably any dividends when, if, and as may be declared by the board of directors out of funds legally available for dividend payments. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion, subscription or other rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more series. In addition, our board of directors may fix the rights, preferences and privileges of any series of preferred stock it may determine to issue. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

A prospectus supplement relating to a certain series of preferred stock will describe the following terms of that series of preferred stock:

•	the designation of such series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any restrictions on further issuances;

•	any listing of that series on any securities exchange; and

•	any other terms of that series.

Certain Provisions Affecting Control of the Company

Delaware Law.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Delaware Law”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a “business combination” with any “interested stockholder,” defined as a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as its affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained this status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the relevant date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exception, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Certificate and Bylaw Provisions.

The following summary of certain provisions of our certificate of incorporation and bylaws is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our bylaws provide that special meetings of our stockholders may be called only by the chairman of the board of directors, our Chief Executive Officer, a majority of our board of directors, or the holder or holders of 25% or more of the outstanding capital stock of our company entitled generally to vote in the election of directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by a resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Vacancies in our board may only be filled by the remaining directors, and any additional directorships resulting from an increase in the number of directors may only be filled by the directors.

As described above, our board of directors is authorized to issue up to 25,000,000 shares of preferred stock and to determine the price and the rights preferences and privileges of these shares, without stockholder approval, which could also delay or prevent a change in control transaction.

In addition, our certificate of incorporation provides that stockholders may not act by written consent, but rather may only act at duly called meetings. Should any stockholder desire to present business at any meeting, they must comply with certain advance notice provisions in our bylaws.

These provisions contained in our certificate of incorporation and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

Computershare Investor Services is the transfer agent and registrar for the common stock.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

Any debt securities offered by this prospectus are to be issued under an indenture, dated as of March 31, 2006, between Thomas Properties Group and The Bank of New York, as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. You may also request a copy of the indenture from the trustee.

Certain provisions of the indenture have been summarized below. These summaries are not complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture, because it defines your rights as a holder of debt securities.

The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

General

The indenture provides that debt securities in one or more series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.

The prospectus supplement relating to any offered debt securities will describe the following terms:

•	the title of the debt securities;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of and premium, if any, is payable or the method of determination thereof;

•	the rate or rates at which the offered debt securities shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates (as defined below) on which any such interest shall be payable and the regular record date, if any, for the interest payable on any Interest Payment Date;

•	the place or places where the principal of, premium, if any, and interest, if any, on the offered debt securities shall be payable;

•	the place or places where the offered debt securities may be exchanged or transferred;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, and the manner in which the particular debt securities are to be selected for redemption;

•	our obligation, if any, to redeem or purchase the offered debt securities in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the offered debt securities shall be issuable;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of, premium, if any, and interest on the offered debt securities shall or may be payable, or in which the offered debt securities shall be denominated, and the particular provisions applicable thereto;

•	if the payments of principal of, premium, if any, or interest on the offered debt securities are to be made, at the election of us or a holder of the offered debt security, in a currency or currencies (including currency unit or units) other than that in which such debt securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•	if the amount of payments of principal of, premium, if any, and interest on the offered debt securities shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the offered debt securities are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	if other than the principal amount thereof, the portion of the principal amount of the offered debt securities which shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined;

•	any modifications of or additions to the Events of Default (as defined below) or our covenants set forth herein with respect to the offered debt securities;

•	the applicability of the provisions described under Article 11 of the indenture, “Defeasance and Covenant Defeasance”;

•	if other than the trustee, the identity of the registrar and any paying agent;

•	if the offered debt securities shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend in addition to or in lieu of that contained in the indenture which shall be borne by such global security, (iii) whether beneficial owners of interests in any offered debt securities in global form may exchange such interests for certificated securities of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the offered debt securities.

Form, Registration, Transfer and Exchange

The debt securities of each series will be issued in fully registered form and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We will keep at each office or agency for each series of debt securities a register or registers in which, subject to such reasonable regulations as we may prescribe, we will register the debt securities, including any transfer thereof. At the option of the holder of debt securities, debt securities of any series (except a security in global form) may be exchanged for other debt securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity (as defined below), upon surrender of the debt securities to be exchanged at such office or agency. Whenever any debt securities are so surrendered for exchange, we shall execute, and the trustee shall authenticate and make available for delivery, the debt securities which the holder making the exchange is entitled to receive.

A holder of debt securities may transfer a debt security only by written application to the registrar. No such transfer shall be effected until final acceptance and registration of the transfer by the registrar in the security register. When debt securities are presented to the registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of debt securities of other authorized denominations, the registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, we shall execute and the trustee shall authenticate debt securities at the registrar’s request.

We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of debt securities (other than any such transfer taxes or other similar governmental charge payable upon certain exchanges of securities pursuant to the terms of the indenture). No service charge to any holder shall be made for any such transaction.

We shall not be required to exchange or register a transfer of (a) any debt securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of debt securities of that series to be redeemed, or (b) any debt securities of any series selected, called or being called for redemption except, in the case of any debt security of any series where public notice has been given that such security is to be redeemed in part, the portion thereof not so to be redeemed. All debt securities issued upon any transfer or exchange of debt securities shall be valid obligations of Thomas Properties Group, evidencing the same debt, and entitled to the same benefits under the indenture, as the debt securities surrendered upon such transfer or exchange.

Notices

Notice shall be sufficiently given (unless otherwise expressly provided in the indenture) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the security register.

Title

We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered upon our books on the applicable record date as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry Provisions for Global Securities

Each global security initially shall (i) be registered in the name of the Depositary Trust Company (the “Depositary”) or the nominee of the Depositary, (ii) be delivered to the trustee as custodian for the Depositary and (iii) bear legends as set forth in the indenture. Members of, or participants in, the Depositary shall have no rights under the indenture with respect to any global security held on their behalf by the Depositary, or the trustee as its custodian, or under the global security, and the Depositary may be treated by us, the trustee and any agent of ours or the trustee as the absolute owner of such global security for all purposes whatsoever. Transfers of a global security shall be limited to transfers of such global security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees.

We may at any time and in our sole discretion determine that the debt securities of a series issued in the form of one or more global securities shall no longer be represented by global securities. In that event, we will execute, and the trustee will authenticate and deliver the debt securities of the series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the global security or securities of the series in exchange for the global security or securities. Interests of beneficial owners in a global security may be transferred in accordance with the rules and procedures of the Depositary.

Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in the other global security will, upon transfer, cease to be an interest in the global security and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the other global security for as long as it remains such an interest.

The registered holder of a global security may grant proxies and otherwise authorize any person, including members of, or participants in, the Depositary and persons that may hold interests through such members or participants, to take any action which a holder of a debt security is entitled to take under the indenture or the debt securities of such series.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, the person in whose name any debt security of any series shall be registered upon our books on the applicable record date shall be deemed the absolute owner of such debt security for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such debt security.

We will maintain a payment office where debt securities may be presented or surrendered for payment, or surrendered for registration of transfer or exchange, and where notices and demands to or upon us in respect of the debt securities and the indenture may be served. If at any time we shall fail to maintain any such required office or agency or shall fail to furnish the trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the corporate trust office of the trustee located at 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338, and the trustee is our initial agent to receive all such presentations, surrenders, notices and demands. We may also from time to time designate one or more other offices or agencies where the debt securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, such designation or rescission does not relieve us of our obligation to maintain an office or agency for debt securities of any series for such purposes.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder thereafter may look only to us for payment of any principal, premium or interest.

Covenants

The indenture contains, among others, the following covenants:

Payment of Principal, Premium and Interest on Securities

We, for the benefit of each series of the debt securities, will warrant to duly and punctually pay or cause to be paid the principal of and any premium and interest on the debt securities of that series in accordance with the terms of such securities and the indenture.

Money for Securities Payments to be Held in Trust

If we shall at any time act as our own paying agent with respect to any series of debt securities, we will, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the trustee of our action or failure to so act. Whenever we shall have one or more paying agents for any series of debt securities, we will, prior to each due date of the principal of or any premium or interest on any debt securities of that series, deposit with a paying agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act of 1939, and (unless such paying agent is the trustee) we will promptly notify the trustee of its action or failure to so act.

Existence

Subject to Article 9 of the indenture, “Consolidation, Merger or Sale of Assets,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory), and franchises; provided, however, that we will not be required to preserve any such right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof will not result in a material adverse effect.

Statement by Officers as to Default

We will deliver to the trustee, within 120 calendar days after the end of each fiscal year ending after the first date any series of debt securities issued under the indenture is outstanding, an officers’ certificate stating whether or not to the knowledge of such person after due inquiry we are in default in the performance and observance of any of the terms, provisions, and conditions of the indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if we are in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge. We shall deliver to the trustee, as soon as possible and in any event within five days after we become aware of the occurrence of any Event of Default (as defined below) or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an officers’ certificate setting forth the details of such Event of Default or default and the action which we propose to take with respect thereto.

Consolidation, Merger and Certain Sales of Assets

We shall not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•	the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety shall be a person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the securities and the performance or observance of every covenant of the indenture of the part of Thomas Properties Group to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the terms of the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Events of Default

With respect to the debt securities of any series, each of the following is an Event of Default under the indenture:

•	failure to pay principal of or any premium on any debt security of the same series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to perform any other covenant or agreement in the indenture, continued for 90 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events with respect to bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur, the principal amount of all the debt securities of such series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver,” as provided below.

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, (iii) such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 90 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

Certain Definitions

“Events of Default” means any event or condition specified as such in Section 5.01 of the indenture, which shall have continued for the period of time, if any, therein designated.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Interest Payment Date,” when used with respect to any debt security, means the Stated Maturity of an installment of interest on such debt security.

“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or interest thereon, means the date specified in such debt security or a coupon representing such installment of interest as the fixed date on which the principal of such debt security or such installment of principal or interest is due and payable.

Modification and Waiver

The indenture may be amended and supplemented by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that the indenture may be amended and supplemented by the trustee and us without the consent of any holder of any debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations to the holders of the debt securities in the case of any transaction pursuant to Article 9 of the indenture;

•	evidence and provide for the acceptance of appointment, under the terms of the indenture, by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of the debt securities or that does not adversely affect the legal rights hereunder of any such holder or holders; or

•	comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Provided, further, that no such supplement or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, or time for payment of interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required for modification or amendment of the indenture; or

•	modify such provisions with respect to modification and waiver.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of such series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected.

Except in certain limited circumstances, either us or the holders of at least 25% in aggregate principal amount of the debt securities of a series then outstanding, may request that the trustee fix a record date for the purpose of determining the holders of outstanding debt securities entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities on the record date. To be effective, such action must be taken by holders of the requisite principal amount of the debt securities shall have been evidenced to the trustee not later than 180 days after such record date.

Defeasance and Covenant Defeasance

We may elect, at our option at any time, to have Section 11.02 of the indenture, “Legal Defeasance and Discharge,” relating to defeasance and discharge of indebtedness, or Section 11.03, “Covenant Defeasance,” relating to defeasance of certain restrictive covenants in the indenture, applied to any series of debt securities, or to any specified part of a series.

Defeasance and Discharge

The indenture provides that, upon our exercise of our option to have Section 11.02 of the indenture applied to any series of debt securities, we will be discharged from all our obligations with respect to the debt securities of such series (except for certain obligations contained in the indenture, including obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such series of debt securities, of money or non-callable Government Securities, or a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding debt securities of such series on the Stated Maturity of such principal or installment of principal, premium, if any, or interest. Such deposit, discharge and defeasance may only occur if, among other things, we have delivered to the trustee (i) an opinion of counsel confirming that (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, discharge and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, discharge and defeasance had not occurred, and (ii) an officers’ certificate from us and an opinion of counsel, each stating that all conditions precedent provided for relating to such deposit, discharge and defeasance have been complied with.

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to have Section 11.03 of the indenture applied to any series of debt securities, we shall be released from complying with certain restrictive covenants, contained in the indenture or any supplemental indenture applicable to such series upon the deposit in trust an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, of money or non-callable Government Securities, or a combination thereof, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on such outstanding debt securities on the Stated Maturity of such principal or installment of principal, premium, if any, or interest. Such deposit, discharge and defeasance may only occur if, among other things, we have delivered to the trustee (i) an opinion of counsel confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and (ii) an officers’ certificate from us and an opinion of counsel, each stating that all conditions precedent provided for relating to such defeasance have been complied with.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus through agents, underwriters and dealers, and securities may be sold to other purchasers directly or through agents. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and such agents or their affiliates may be clients of, extend credit to, or engage in transactions with or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale of securities, we will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement that will be used by the underwriters to make resales of the securities, which will be delivered to the public together with this prospectus. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and such underwriters or their affiliates may be clients of, extend credit to, engage in transactions with or perform services for us in the ordinary course of business.

If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to such dealers as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and such dealers or their affiliates may be clients of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.

In connection with the sale of securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

If we engage in at-the-market sales, we will issue and sell such shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. We may sell such shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents, and any shares sold will be sold at prices related to the then prevailing market prices for our listed shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. We also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock shares or other securities that we may list with any nationally recognized exchange or question system.

In connection with an offering of securities, the underwriters may purchase and sell such securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities; and short positions created by the underwriters involve the sale by the underwriters of a greater number of securities than they are required or have the option to purchase from us in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriters if such securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may or may not be successful in their end-goal, and could negatively affect our stock price. These transactions may be effected on The Nasdaq National Market, in the over-the-counter market or otherwise.

Any preferred stock, warrants and debt securities we may issue will be new securities with no established trading market. If so indicated in the applicable prospectus supplement, any underwriters, dealers or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

VALIDITY OF SECURITIES

Except as may be set forth in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For additional information about us and the securities, reference is made to the registration statement and to such exhibits and schedules. Statements contained herein concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Securities and Exchange Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and in accordance with the Securities Exchange Act file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy and information statements and other information we file with the Securities and Exchange Commission pursuant to the informational requirements of the Securities Exchange Act may be inspected and copied at the Securities and Exchange Commission’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the Securities and Exchange Commission and hereby incorporate such documents by reference in this prospectus:

(1)	Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	Current Report on Form 8-K filed on January 5, 2006; and

(3)	The description of our capital stock in the registration statement on Form S-1, originally filed with the Securities and Exchange Commission on April 16, 2004 and subsequently amended.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Written requests should be directed to: Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, California 90071, Attention: Investor Relations—Diana M. Laing, Chief Financial Officer (telephone: (213) 613-1900).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The table below sets forth the various expenses and costs to be incurred by Thomas Properties Group, Inc. in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All the amounts shown are estimated except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee	$16,050
Printing expenses	100,000
Fees of trustee, registrar and transfer agent	50,000
Legal fees and expenses	150,000
Accounting fees and expenses	100,000
Miscellaneous expenses	25,000

Total	$441,050

Item 15.	Indemnification of Directors and Officers

Under Section 145 of the Delaware Law, Thomas Properties Group has broad powers to indemnify its directors and officers against liabilities they may incur in these capacities, including liabilities under the Securities Act. Section 102(b)(7) of the Delaware Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Thomas Properties Group’s certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require Thomas Properties Group to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies including injunctive or other forms of non-monetary relief will remain available under the Delaware Law. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law.

Thomas Properties Group has entered into indemnification agreements with each of its directors and executive officers that require Thomas Properties Group to indemnify these persons against all expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an executive officer or employee of Thomas Properties Group or any of its affiliated enterprises, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Thomas Properties Group and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

In addition, Thomas Properties Group also maintains directors’ and officers’ liability insurance. Further, Thomas Properties Group’s directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Thomas Properties Group, L.P., the partnership of which Thomas Properties Group, Inc. serves as the sole general partner.

Item 16.	Exhibits

All references to documents filed pursuant to the Securities Exchange Act, including Forms 10-K, 10-Q and 8-K, were filed by Thomas Properties Group, Inc., file no. 000-50854, unless otherwise indicated.

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement with respect to Common Stock and Preferred Stock

1.2**	Form of Underwriting Agreement with respect to Debt Securities

3.1*	Second Amended and Restated Certificate of Incorporation of Thomas Properties Group, Inc.

3.2*	Bylaws of Thomas Properties Group, Inc.

4.1**	Form of Warrant Agreement (including form of Warrant Certificate)

4.2**	Form of Preferred Stock Certificate

4.3	Debt Securities Indenture dated as of March 31, 2006, between Thomas Properties Group, Inc. and The Bank of New York, N.A., as trustee

5.1	Opinion of Jones Day regarding validity

10.1*	2004 Equity Incentive Plan of Thomas Properties Group, Inc.

10.2*	Operating Partnership Agreement

10.3*	Master Contribution Agreement entered into by James A. Thomas and the other contributors party thereto

10.4*	Non-Employee Directors Restricted Stock Plan

10.5*	Pairing Agreement between the Registrant and its Operating Partnership

10.6*	Form of Indemnification Agreement entered into by the Registrant and each of its directors and executive officers

10.7*	Employment Agreement between the Registrant and Mr. James A. Thomas

10.8*	Employment Agreement between the Registrant and Mr. Thomas S. Ricci

10.9*	Employment Agreement between the Registrant and Mr. Randall L. Scott

10.10*	Employment Agreement between the Registrant and Mr. John R. Sischo

10.11*	Employment Agreement between the Registrant and Ms. Diana M. Laing

10.12*	Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC

10.13*	Registration Rights Agreement between the Registrant and the parties thereto

10.14*	Loan Agreement dated as of July 31, 2003 between Philadelphia Plaza-Phase II, LP as Borrower and Morgan Stanley Mortgage Capital, Inc. as Lender

10.15*	Loan Agreement dated as of March 16, 1998 between Goldman Sachs Mortgage Company as Lender and Commerce Square Partners-Philadelphia Plaza, LP as Borrower

10.16*	Senior Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 1, LP as Guarantor and DB Realty Mezzanine Investment Fund II, LLC as Lender

10.17*	Junior A Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 2, LP as Guarantor and DB Realty Mezzanine Parallel Fund II, LLC as Lender

Exhibit Number	Description of Exhibits
10.18*	Junior B Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 3, LP as Guarantor and DB Realty Mezzanine Parallel Fund II, LLC as Lender

10.19*	Loan Agreement dated as of July 15, 2004 by and among 515/555 Flower Associates, LLC as Borrower, Citigroup Global Markets Realty Corp. as Agent, LaSalle Bank National Association as collateral agent and each Lender signatory thereto

10.20*	Loan Agreement dated as of July 15, 2004 by and among 515/555 Flower Mezzanine Associates, LLC as Borrower and Citigroup Global Markets Realty Corp. as Lender

10.21*	Thomas Properties Group, Inc. Form of Restricted Shares Award Agreement

10.22*	Thomas Properties Group, Inc., Form of Incentive Unit Award Agreement

10.23*	Thomas Properties Group, Inc. Form of Option Award Agreement

10.24*	Thomas Properties Group, Inc. Form of Non-Employee Directors’ Restricted Shares Award Agreement

10.25*	Loan Agreement between TPG Oak Hill/Walnut Hill, LLC and Greenwich Capital Financial Products, Inc.

10.26*	Loan Agreement between TPG Valley Square, LLC and Greenwich Capital Financial Products, Inc.

10.27*	Loan Agreement between TPG Four Falls, LLC and Greenwich Capital Financial Products, Inc.

10.28*	Loan agreement between TPG—San Felipe Plaza, L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.29*	Loan agreement between TPG—2500 City West L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.30*	Loan agreement between TPG—BH/ICC, L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.31*	Loan Agreement between TPG—Commerce Square Partners—Philadelphia Plaza, L.P. as borrower and Greenwich Capital Financial Products, Inc. as lender

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Powers of Attorney (included in signature page)

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended

*	Previously filed.
**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and;

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles in the State of California, on the 31st day of March 2006.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ JAMES A. THOMAS
James A. Thomas
Chairman of the Board, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Thomas Properties Group, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints James A. Thomas and Diana M. Laing, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAMES A. THOMAS James A. Thomas	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	March 31, 2006

/s/ DIANA M. LAING Diana M. Laing	Chief Financial Officer (principal financial officer)	March 31, 2006

/s/ ROBERT D. MORGAN Robert D. Morgan	Vice President (principal accounting officer)	March 31, 2006

/s/ R. BRUCE ANDREWS R. Bruce Andrews	Director	March 31, 2006

/s/ EDWARD D. FOX Edward D. Fox	Director	March 31, 2006

/s/ WINSTON H. HICKOX Winston H. Hickox	Director	March 31, 2006

/s/ DANIEL NEIDICH Daniel Neidich	Director	March 31, 2006

/s/ RANDALL L. SCOTT Randall L. Scott	Executive Vice President and Director	March 31, 2006

/s/ JOHN R. SISCHO John R. Sischo	Executive Vice President and Director	March 31, 2006

EXHIBITS

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement with respect to Common Stock and Preferred Stock

1.2**	Form of Underwriting Agreement with respect to Debt Securities

3.1*	Second Amended and Restated Certificate of Incorporation of Thomas Properties Group, Inc.

3.2*	Bylaws of Thomas Properties Group, Inc.

4.1**	Form of Warrant Agreement (including form of Warrant Certificate)

4.2**	Form of Preferred Stock Certificate

4.3	Debt Securities Indenture dated as of March 31, 2006, between Thomas Properties Group, Inc. and The Bank of New York, N.A., as trustee

5.1	Opinion of Jones Day regarding validity

10.1*	2004 Equity Incentive Plan of Thomas Properties Group, Inc.

10.2*	Operating Partnership Agreement

10.3*	Master Contribution Agreement entered into by James A. Thomas and the other contributors party thereto

10.4*	Non-Employee Directors Restricted Stock Plan

10.5*	Pairing Agreement between the Registrant and its Operating Partnership

10.6*	Form of Indemnification Agreement entered into by the Registrant and each of its directors and executive officers

10.7*	Employment Agreement between the Registrant and Mr. James A. Thomas

10.8*	Employment Agreement between the Registrant and Mr. Thomas S. Ricci

10.9*	Employment Agreement between the Registrant and Mr. Randall L. Scott

10.10*	Employment Agreement between the Registrant and Mr. John R. Sischo

10.11*	Employment Agreement between the Registrant and Ms. Diana M. Laing

10.12*	Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC

10.13*	Registration Rights Agreement between the Registrant and the parties thereto

10.14*	Loan Agreement dated as of July 31, 2003 between Philadelphia Plaza-Phase II, LP as Borrower and Morgan Stanley Mortgage Capital, Inc. as Lender

10.15*	Loan Agreement dated as of March 16, 1998 between Goldman Sachs Mortgage Company as Lender and Commerce Square Partners-Philadelphia Plaza, LP as Borrower

10.16*	Senior Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 1, LP as Guarantor and DB Realty Mezzanine Investment Fund II, LLC as Lender

10.17*	Junior A Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 2, LP as Guarantor and DB Realty Mezzanine Parallel Fund II, LLC as Lender

Exhibit Number	Description of Exhibits
10.18*	Junior B Mezzanine Loan Agreement dated as of July 31, 2003 by and among Philadelphia Plaza-Phase II, LP as Borrower, TCS SPE 3, LP as Guarantor and DB Realty Mezzanine Parallel Fund II, LLC as Lender

10.19*	Loan Agreement dated as of July 15, 2004 by and among 515/555 Flower Associates, LLC as Borrower, Citigroup Global Markets Realty Corp. as Agent, LaSalle Bank National Association as collateral agent and each Lender signatory thereto

10.20*	Loan Agreement dated as of July 15, 2004 by and among 515/555 Flower Mezzanine Associates, LLC as Borrower and Citigroup Global Markets Realty Corp. as Lender

10.21*	Thomas Properties Group, Inc. Form of Restricted Shares Award Agreement

10.22*	Thomas Properties Group, Inc., Form of Incentive Unit Award Agreement

10.23*	Thomas Properties Group, Inc. Form of Option Award Agreement

10.24*	Thomas Properties Group, Inc. Form of Non-Employee Directors’ Restricted Shares Award Agreement

10.25*	Loan Agreement between TPG Oak Hill/Walnut Hill, LLC and Greenwich Capital Financial Products, Inc.

10.26*	Loan Agreement between TPG Valley Square, LLC and Greenwich Capital Financial Products, Inc.

10.27*	Loan Agreement between TPG Four Falls, LLC and Greenwich Capital Financial Products, Inc.

10.28*	Loan agreement between TPG—San Felipe Plaza, L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.29*	Loan agreement between TPG—2500 City West L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.30*	Loan agreement between TPG—BH/ICC, L.P. as borrower and Nomura Credit & Capital, Inc. as lender

10.31*	Loan Agreement between TPG—Commerce Square Partners—Philadelphia Plaza, L.P. as borrower and Greenwich Capital Financial Products, Inc. as lender

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Powers of Attorney (included in signature page)

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended

*	Previously filed.
**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.